EXHIBIT 10.133


               AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT


     This Amendment Number Two to Loan and Security Agreement ("Amendment") is entered into as of November 9, 2001, by and between BLUEGREEN CORPORATION, f/k/a Patten Corporation, a Massachusetts corporation ("Borrower"), and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), in light of the following:

     FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 23, 1997 (the "Loan Agreement").

     FACT TWO: Borrower and Foothill have previously entered into that certain Amendment Number One to Loan and Security Agreement, dated as of December 1, 2000 (the "First Amendment": the Loan Agreement as amended by the First Amendment is hereinafter referred to as the "Agreement").

     FACT THREE: Borrower and Foothill desire to amend the Agreement as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

     1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     2. AMENDMENTS.

     (a)  The  following  new  definitions  are  added  to  Section  1.1  of the
Agreement:

         ""Pledged T Notes" means a note or notes which corresponds to the sale by Borrower of time-share intervals in properties owned by Borrower, and otherwise conforms to the standards set forth in Schedule PN-A attached hereto and incorporated by reference hereby, and which is pledged to secure advances under the T Line Advances."

         ""T Line Advances" has the meaning set forth in Section 2.8 hereof."

         ""T Line Borrowing Base" means an amount equal to the sum of ninety percent (90%) of the unpaid principal balance, at the time of the advance with respect to Pledged T Notes, discounted to thirteen percent (13%), at the time of the advance with respect to fixed rate notes if the minimum weighted average coupon rate of the entire Pledged T Note Pool is less than thirteen percent (13%)."

     (b) The definition of "Note Mortgages" in Section 1.1 of the Agreement is deleted in its entirety and the following substituted in its place and stead:

         ""Note Mortgages" means those certain deeds of trust, mortgages or security interests, including those securing the repayment of the interests of the note makers of Pledged T Notes, encumbering certain real property or real or personal property interests, which serves as collateral for the repayment of the Pledged A Notes, the Pledged B Notes, and the Pledged T Notes."

     (c) The definition of "Pledged Notes" in Section 1.1 of the Agreement is deleted in its entirely and the following substituted in its place and stead:

         ""Pledged Notes" means collectively the Pledged A Notes, the Pledged B Notes, and the Pledged T Notes."

     (d) Sections 2.4(a) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

         "(a) Interest Rate. All Obligations (other than Obligations incurred pursuant to Section 2.2 above) shall bear interest, on the actual Daily Balance, computed as follows: (i) should the average monthly outstanding loan balance on advances made pursuant to Sections 2.1 and
         2.8 above equal or exceed $5,000,000 for any month, then the interest rate charged on all Obligations (other than Obligations incurred pursuant to Section 2.2 above) for such month shall be computed at a rate equal to one-half (1/2) percentage point above the Reference Rate;
         (ii) should the average monthly outstanding loan balance on advances made pursuant to Sections 2.1 and 2.8 above be less than $5,000,000 for any month, then the interest rate charged on all Obligations (other than Obligations incurred pursuant to Section 2.2 above) for such month shall be computed at a rate equal to one (1) percentage point above the Reference Rate. The Obligations arising out of Land Inventory Advances set forth in Section 2.2 shall bear interest on the average Daily Balance, at a rate of one (1) percentage point above the Reference Rate."

     (e) The first sentence of Section 2.4(c) of the Loan Agreement, as added to the Loan Agreement by the First Amendment, is deleted in its entirety and the following substituted in its place and stead:

         "In no event shall the rate of interest chargeable hereunder be less than seven percent (7%) per annum."

     (f) Section 2.7(c) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

         "Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of Six Hundred Dollars ($600) per day per examiner, plus out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; Foothill's customary appraisal fee of Seven Hundred Fifty Dollars ($750) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Foothill or its agents."

     (g) Section 2.7(d) of the Loan Agreement is deleted in its entirety and the following substituted in its place and stead:

         "Servicing Fee. On the first day of each month following the Effective Date during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Two Thousand Dollars ($2,000) per month."

     (h) There is added a new Section 2.7(e) to the Loan Agreement as follows:

         "Pledged T Note Financing Fee. On each and every Pledged T Note Advance made pursuant to Section 2.8 hereof, Borrower shall pay to Foothill a fee in an amount equal to one percent (1%) of the total of each such advance."

     (i) There is added a new Section 2.8 to the Loan Agreement as follows:

         "2.8 Advances Against Pledged T Notes.

               "(a) In  addition  to the  Pledged A Note  Advances  set forth in
                    Section 2.1 hereof, the Land Inventory Advances set forth in
                    Section 2.2 hereof, and the Term Loan and B Line Advances set forth in Section 2.3 hereof, subject to the terms and conditions of this Agreement, and further for a period through and including December 31, 2003 only, and further provided Borrower is not in default hereunder (subject to grace periods, if any), including, specifically, Section
                    6.13 hereof, Foothill agrees to make advances to Borrower upon the pledge to Foothill of the Pledged T Notes ("T Line Advances") in an amount not to exceed the T Line Borrowing Base.

               "(b) Anything   to  the   contrary   in   subsection   (a)  above
                    notwithstanding, Foothill may reduce its advance rates without declaring an event of default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of any or all or any portion of its Obligations, or a material impairment of the value or priority of Foothill's security interests in the Collateral.

               "(c) Foothill shall have no obligation to make T Line Advances to the  extent  that  T Line  Advances  exceed  the  sum of Ten

                    Million  Dollars   ($10,000,000)  and/or  total  lending  to
                    Borrower would exceed the Maximum Amount.

               "(d) Borrower  agrees to  establish  and  maintain  a  designated deposit account for the purpose of receiving the proceeds of the advances made by Foothill hereunder. Unless otherwise agreed to in writing by Foothill and Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account.

               "(e) T Line  Advances made pursuant to this Section 2.8 shall not be made more frequently than monthly, or in amounts less than Five Hundred Thousand Dollars ($500,000) per advance."

     (j) The introductory sentence to Section 3.4 and Sub-sections 3.4(a), (b) and (c) of the Agreement are deleted in their entirely and the following substituted in its place and stead:

         "3.4 Conditions Precedent to A Line, B Line, and T Line Advances. The following shall be additional conditions precedent to all A Line, B Line and T Line Advances hereunder:

          "(a) Foothill shall have received the originals of the Pledged A Notes and/or the Pledged B Notes and/or the Pledged T Notes, properly endorsed to Foothill or its agent;

          "(b) Foothill   shall  have   received  the   originals   (except  for
               assignments of the Note Mortgages, for which Foothill shall receive a copy) of all security which serves as security for the repayment of the Pledged A Notes and/or the Pledged B Notes, including the Note Mortgages and policies of title insurance insuring same, properly assigned to Foothill or its agent; and

          "(c) the standards for Pledged A Notes and Pledged T Notes set forth in Schedule PN-A herein shall be fully complied with and the standards for Pledged B Notes set forth in Schedule PN-B herein shall be fully complied with."

     (k) The  following  sentence is added to the end of Section 4.1 of the Loan
Agreement:

         "The foregoing notwithstanding, Foothill agrees not to assert a security interest in any timeshare interval notes (provided the same are not Pledged T Notes) which are sold or pledged by Borrower to Credit Suisse First Boston."

     (l) The Heading for Schedule PN-A shall be amended to read:

         "PLEDGED A AND PLEDGED T NOTE STANDARDS"

     (m) Paragraph 3 of Schedule PN-A is deleted in its entirely and the following substituted in its place and stead:

          "(3) (a) With respect to Pledged A Notes, Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of Pledged A Notes must be at least 20%.

               "(b) With respect to Pledged T Notes,  Borrower has received from the purchaser a minimum cash down payment of 10% of the total sales price, no part of which, to Borrower's knowledge, had been advanced or loaned to such purchaser or borrower, directly or indirectly and the average down payment of the entire portfolio of Pledged T Notes must be at least 10%."

     (n) Paragraph 6 of Schedule PN-A is deleted in its entirely and the following substituted in its place and stead:

          "(6) With respect to Pledged A Notes, Notes generated by purchasers of real property in New York, Connecticut, Rhode Island, Vermont, New Hampshire, Pennsylvania or Maine which provide for an interest rate during the first two years of prime plus two hundred (200) basis points, and interest thereafter of at least prime plus three hundred and forty (340) basis points will be acceptable, if all other standards are met."

     (o) Paragraph 8 of Schedule PN-A is deleted in its entirely and the following substituted in its place and stead:

          "(8) (a)  With respect to Pledged A Notes,  the maker of the Pledged A
                    Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a purchase parcel from Borrower; and has not purchased more than four parcels in any project.

               "(b) With respect to Pledged T Notes,  the maker of the Pledged T
                    Note is acceptable to Foothill for credit purposes in its sole judgment; has or will acquire marketable title to a timeshare interval purchased from Borrower; and has not purchased an aggregate of more than four weeks of intervals in all of Borrower's projects."

     (p) Paragraph 9 of Schedule PN-A is deleted in its entirely and the following substituted in its place and stead:

          "(9) No Pledged Note will be delinquent more than sixty (60) days past its due date at the time of the advance."

     (q) There shall be added two new paragraphs to Schedule PN-A as follows:

         "(19) With respect to Pledged T Notes, such Pledged T Note shall be aged at least thirty (30) days from the date of execution thereof.

         "(20) With respect to Pledged T Notes, Foothill shall have received the originals of: (i) the recorded Note Mortgages and assignments of Note Mortgages within eight (8) weeks of the funding of the same by Foothill; and (ii) all other security which serves as security for the repayment of the Pledged T Notes at the time of funding of the same by Foothill.

     3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

     4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

     5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

     6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, title fees, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees, and the reasonable fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

     7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

     8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

This Agreement may be executed and the signature pages telecopied between the parties. A telefacsimile signature is deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                      FOOTHILL CAPITAL CORPORATION,
                                      a California corporation


                                      By: /S/ Kevin Belanger
                                          --------------------------------------
                                      Title: Vice President
                                             -----------------------------------


                                      BLUEGREEN CORPORATION,
                                      a Massachusetts corporation


                                      By: /S/ John F. Chiste
                                          --------------------------------------
                                      Title:  Senior Vice President & Treasurer
                                              ----------------------------------